                                                                   EXHIBIT 10.10

                                LEASE AGREEMENT


                                 BY AND BETWEEN


                             LAKE PARTNERS, L.L.C.

                                     LESSOR


                                      AND


                            RSA COMMUNICATIONS, INC.

                                     LESSEE



                           Dated as of:  July 1, 1998

     ARTICLE I - LEASED PREMISES

     1.01  Leased Premises.


     ARTICLE 2 - BASIC LEASE PROVISIONS

     2.01  Basic Lease Provisions.


     ARTICLE 3 - TERM AND POSSESSION

     3.01  Term.

     3.02  Commencement.

     3.03  Lessee's Delay.

     3.04  Lessee's Possession.

     3.05  Confirmation of Dates.

     3.06  Holdover.


     ARTICLE 4 - RENT AND SECURITY DEPOSIT

     4.01  Base Rent.

     4.02  Payment of Rent.

     4.03  Additional Rent.

     4.04  Operating Expense Adjustment.

     4.05  Cost of Living Adjustment.

     4.06  Intentionally Deleted.

     4.07  Late Charge.


     ARTICLE 5 - SERVICES

     5.01  Services.

     ARTICLE 6 - USE AND OCCUPANCY

     6.01  Use.

     6.02  Care of the Leased Premises.

     6.03  Entry for Repairs and Inspection.

     6.04  Compliance with Laws; Rules of Building.

     6.05  Access to Building.

     6.06  Peaceful Enjoyment.


     ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS

     7.01  Construction.

     7.02  Alterations.

     7.03  Repairs by Lessor.

     7.04  Repairs by Lessee.


     ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

     8.01  Condemnation.

     8.02  Damages from Certain Causes.

     8.03  Fire Clause.

     8.04  Insurance Policies.

     8.05  Hold Harmless.

     8.06  Waiver of Subrogation Rights.

     8.07  Limitation of Lessor's Personal Liability.

     ARTICLE 9 - LESSOR'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION

     9.01   Intentionally Deleted.

     9.02   Default by Lessee.

     9.03   Non Waiver.

     9.04   Attorney's Fees.

     9.05   Subordination; Estoppel Certificate.

     9.06   Attornment.

     10.01  Assignment or Sublease.

     10.02  Assignment by Lessor.


     ARTICLE 11 - NOTICES AND MISCELLANEOUS

     11.01  Notices.

     11.02  Miscellaneous.


     ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

     12.01  ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.

                                    EXHIBITS

     A-1  Floor Plan(s) of the Leased Premises  [DIAGRAM]

     A-2  The Land

     B    Acceptance of Leased Premises Memorandum

     C    Tenant Improvements

     D    Building Rules

     E    Form of Estoppel Certificate

     F    HVAC Schedule

     C    Renews I Option

     H    Intentionally Deleted

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease") is made and entered into on this _____________ day of ____________________________ 1998, by and between Lake
Partners, L.L.C. a North Carolina limited liability company ("Lessor") and RSA Communications Inc., a Delaware corporation ("Lessee"), on the terms and conditions set forth below.


                          ARTICLE I - LEASED PREMISES

     1.01  LEASED PREMISES.

     Lessor leases to Lessee and Lessee leases from Lessor the space (the "Leased Premises") set forth in Subsections (a) and (b)) of the Basic Lease Provisions below and shown on the floor plan(s) attached hereto as Exhibit A-1 upon the terms and conditions set forth in this Lease. The office building in which the Leased Premises are located, the land on which the office building is located (described on Exhibit A-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to as (the "Building". The Building and any larger complex of which the Building is a part are collectively referred to as the "Project".


                       ARTICLE 2 - BASIC LEASE PROVISIONS

     2.01  BASIC LEASE PROVISIONS.

     The following provisions set forth various basic terms of this Lease and are sometimes referred to as the "Basic Lease Provisions."

     (a)  Building Name:            Lake Plaza West
          Address:                  700 Spring Forest Road
                                    Raleigh, North Carolina  27609

     (b)  Floor(s):                 First
          Suite #:                  100
          Square Feet Area:         12,944

     (c)  Total Area of Building:   approximately 77,000 square feet

     (d)  Annual Base Rent:         $239,463.96 ($18.50 per square foot)
          Monthly Base Rent:        months 1 through 3 = $0.00
                                    months 4 through 63 = $19,955.33

     (e)  Base Operating Expense
          Factor:                   $5.50 per square foot

     (f)  Parking:                  4 spaces per 1,000 square feet of space,
                                    which shall include three (3) reserved,
                                    covered parking spaces at no charge to
                                    Lessee

          Monthly Rent per Parking
          Space:                    N/A

     (g)  Term:                     5 Year(s)       3 Month(s)       0 Day(s)

     (h)  Target Commencement Date: August 15, l99-
          Target Expiration Date:   November 30, 2003

     (See Exhibit B for confirmation of the actual Commencement Date and Expiration Date of this Lease.)

     (i)  Security Deposit:         Intentionally deleted

     (j)  Permitted Use:            General business office and computer
                                    laboratory for software development company

     (k) Addresses for notices and other communications under this Lease:

     Lessor
     ------

     Lake Partners, L.L.C.
     c/o Capital Associates
     1100 Crescent Green, Suite 115
     Cary, North Carolina 27511

     Lessee
     ------
     RSA Communications, Inc.
     700 Spring Forest Road, Suite 100
     Raleigh, North Carolina 27609
     Attn:  Munther Qubain, President

     (l)  Outside Broker(s): Thomas Commercial, Inc.

                        ARTICLE 3 - TERM AND POSSESSION

     3.01  TERM.

     This Lease shall be and continue in full force and effect for the term set forth in Subsection 2.01(g). Subject to the remaining provisions of this Article, the Term shall commence on the Target Commencement Date shown in Subsection 2.01(h) and shall expire, without notice to Lessee, on the Target Expiration Date shown in Subsection 2.01(h), provided, however, that if the Commencement Date is other than the first (1st) day of the month, the Expiration Date shall nevertheless be the last day of the last month of the Term. Such term, as it may be modified, renewed and extended as set forth in Exhibit G is herein called the "Term".

     3.02  COMMENCEMENT

     Subject to Section 3.03 hereof, if on the Target Commencement Date any of the work described in this Lease that is required to be performed by Lessor at Lessor's expense to prepare the Leased Premises for occupancy has not been substantially completed, or if Lessor is unable to tender possession of the Leased Premises to Lessee on the specified date due to any other reason beyond the reasonable control of Lessor, the hereinafter defined Commencement Date (and commencement of installments of Base Rent) shall be postponed until the work to be performed in the Leased Premises at Lessor's expense is substantially completed, and the postponement shall operate to extend the Expiration Date in order to give full effect to the stated duration of the Term. The deferment of installments of Base Rent shall be Lessee's exclusive remedy for postponement of the Commencement Date, and Lessee shall have no, and waives any, claim against Lessor because of any such delay. Notwithstanding the foregoing, if Lessor is unable to tender possession of the Leased Premises to Lessee on or before October 21, 1998, due solely to delays cased by Lessor, then Lessor must provide Lessee with written notice as to the cause(s) for the delay in possession of the Leased Premises, and if Lessor is unable to tender possession of the Leased Premises to Lessee on or before October 2 1,1998. due solely to delays caused by Lessor, then Lessee may, with ten (10) days' written notice to Lessor, terminate this Lease if the Leased Premises is not substantially completed during that ten
(10) day period. The Leased Premises shall be deemed to be substantially completed upon the issuance by the City of Raleigh, North Carolina of a certificate of occupancy.

     3.03  LESSEE'S DELAY.

     No delay in the completion of the Leased Premises resulting from delay or failure on the part of Lessee in furnishing information or other matters required in this Lease, and no delay resulting from the completion of work, if any, that is to be performed at Lessee's expense pursuant to this Lease, shall delay the Commencement Date, Expiration Date or commencement of payment of Rent (as defined in Subsection 4.02 below.)

     3.04  LESSEE'S POSSESSION.

     If, prior to the Commencement Date, Lessee shall enter into possession of all or any part of the Leased Premises, the Term, the payment of monthly installments of Base Rent and all other obligations of Lessee to be performed during the Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry, provided, no such early entry shall operate to change the Expiration Date.

     3.05  CONFIRMATION OF DATES.

     The actual commencement date ("Commencement Date") and actual expiration date ("Expiration Date") shall be confirmed by Lessee by execution of the Acceptance of Leased Premises Memorandum attached hereto as Exhibit B. If the Memorandum is not executed, the Commencement Date and Expiration Date shall be conclusively deemed to be the Target Commencement Date and the Target Expiration Date set forth in Subsection 2.01(h).

     3.06  HOLDOVER.

     If Lessee shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease, without the execution of a new lease or an amendment to this Lease, Lessee shall be deemed a tenant-at-sufferance, and for a period of sixty (60) days after such termination or expiration, as the case may be, and shall pay daily rent at one and one-half (1-1/2) times the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, and shall be subject to all of the terms, conditions, provisions and obligations of this Lease and such tenancy may be terminated by Lessor as of the end of any calendar month upon fifteen (15) days' prior written notice. After such sixty
(60) day period, Lessee shall continue to be a tenant-at-sufferance and shall pay daily rent at double the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Lessee under this Lease, and such tenancy shall be terminable at any time by Lessor on one
(1) days notice. Additionally, Lessee shall pay to Lessor all reasonable damages sustained by Lessor as a result of the holding over by Lessee. The terms and conditions of this Section 3.06 shall survive the expiration or other termination of the terms of this Lease

                     ARTICLE 4 - RENT AND SECURITY DEPOSIT

     4.01  BASE RENT.

     Lessee agrees to pay to Lessor rent ("Base Rent") throughout the Term in the amount of the Annual Base Rent set forth in Subsection 2.01(d), subject to adjustment as provided in this Lease. Base Rent shall be payable in monthly installments in the amount set forth in Subsection 2.01(d) ("Monthly Base Rent") in advance and without demand, on the first day of each calendar month during the Term. If the Commencement Date is not the first day of a month, Lessee shall be required to pay on the Commencement Date a pro rata portion of the Monthly Base Rent for the first partial month of the Term. Notwithstanding the foregoing, the payment of Base Rent shall be waived for months one (1) through three (3) of the Term, and Lessee shall thereafter commence paying Base Rent, in month four (4) of the Term, in the amount and on the terms set forth in this Lease.

     4.02  PAYMENT OF RENT.

     As used in this Lease, "Rent" shall mean the Base Rent, Additional Rent (defined below) and all other amounts required to be paid by Lessee in this Lease. The Rent shall be paid at the times and in the amounts provided herein in legal tender of the United States of America to Lessor at its address specified in Subsection 2.01 (see above, or to such other person or at such other address as Lessor may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset except as may be expressly set forth in this Lease.

     4.03  ADDITIONAL RENT

     The term "Additional Rent" shall mean the "Operating Expense Adjustment", as such term is defined below, and any other amounts in addition to Base Rent which Lessee is required to pay to Lessor under this Lease.

     4.04  OPERATING EXPENSE ADJUSTMENT

     If the Operating Expenses (defined below) for the Building for any calendar year, expressed on a per square foot basis, exceed the Base Operating Expense Factor specified in Subsection 2.01(e) Lessee shall pay to Lessor increased Rent (an "Operating Expense Adjustment") in an amount equal to the product of such excess times the square feet of the Leased Premises as stated in Subsection 2.01
(b)). The Operating Expense Adjustment shall be payable in monthly installments on the first day of each calendar month based on Lessor's estimate of the Operating Expenses for the then current year. Lessor may at any time give Lessee written notice specifying Lessor's estimate of the Operating Expenses for the then current calendar year or the subsequent calendar year and specifying the Operating Expense Adjustment to be paid by Lessee for each such year. Within one hundred twenty (120) days after the end of each calendar year, Lessor shall give written notice to Lessee specifying the actual Operating Expenses for the prior calendar year and any necessary adjustment to the Operating Expense Adjustment paid by Lessee for that calendar year. Lessee shall pay any deficit amount to Lessor within fifteen (15) days after receipt of Lessor's written notice. Any excess payment by Lessee for the prior calendar year shall reduce the Operating Expense Adjustment for the following calendar year. (For purposes herein, for any calendar year, any such deficit amount Lessee is to pay Lessor, or any excess payment Lessee may reduce its Operating Expense Adjustment for the following calendar year by shall be deemed the "tru-up".) In the event the tru-up for any calendar year is five percent (5%) of the Operating Expenses or less. Lessee shall tru-up its Operating Expenses as set forth above; provided, however, if the tru-up for any calendar year is greater than five percent (5%) of the Operating Expenses, then Lessee may amortize such amount into its Operating Expense payments for the following calendar year. The provisions of this paragraph shall survive the cancellation or termination of this Lease Lessee shall have the right, one (1) time per year. with written notice to Lessor, to request Lessor to provide Lessee with a detailed itemization of the Operating Expenses for any calendar year.

     The term "Operating Expenses" shall mean, except as otherwise specified in this definition, all expenses, costs, and disbursements of every kind and nature, computed on an accrual basis, which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, without limitation: (1) wages and salaries of all employees below and including the level of property manager, to an extent commensurate with such employees' involvement in the operation, repair, replacement, maintenance, and security of the Building, including, without limitation, amounts attributable to the employer's Social Security Tax, unemployment taxes, and insurance, and any other amount which may be levied on such wages and salaries, and the cost (if all insurance and other employee benefits related thereto: (2) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building; (3) the rental costs of any and all leased capital improvements and the annual costs of any and all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, to the extent of the lesser of such expected reduction in operating expenses or the annual cost of such capital improvements, as well as all capital improvements made in order to comply with any legal requirement hereafter promulgated by any governmental authority relating to the environment, energy, conservation, public safety, access for the disabled or security, as amortized over the useful life of such improvements by Lessor for federal income tax purposes; (4) the cost of all utilities, other than the cost of electricity supplied to tenants of the Building which is separately metered and reimbursed to Lessor by such tenants:
(5) the cost of all maintenance and service agreements with respect to the operation of the Building or any part thereof, including, without limitation, alarm service, equipment, window cleaning, elevator maintenance, landscape maintenance, and parking area maintenance and operation: (6) the cost of all insurance relating to the Building, including, without limitation, casualty and liability insurance applicable to the Building and Lessor's personal property used in connection therewith: (7) all taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, including all taxes levied or assessed against or for leasehold improvements and any other taxes and assessments attributable to the Building and/or the operation thereof, excluding, however, federal and state taxes on Lessor's income, but including all rental, sales, use and occupancy taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having jurisdiction: and (8) the cost of all repairs. replacements, removals and general maintenance with respect to the Building. Specifically excluded from Operating Expenses are expenses for capital improvements made to the Building, other than capital improvements described in clause (3) of this definition and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies and like items; expenses for repair, replacement and general maintenance paid by proceeds of insurance or by Lessee or other third parties; alterations attributable solely to tenants of the Building other than Lessee; depreciation of the Building; leasing commissions; and federal and state income taxes imposed on Lessor.

     If, during all or part of any calendar year, the Building is less than 95% occupied, or if Lessor is providing less than 95% of the Building with any item or items of work or service which would constitute an Operating Expense hereunder, then the amount of the Operating Expenses for such period shall be adjusted to include any and all items enumerated under the definition of Operating Expenses set forth in this Subsection which Lessor reasonably determines Lessor would have incurred if the Building had been at least 95% leased and occupied with all tenant improvements constructed or if Lessor had been providing such item or items of work or service to at least 95% of the Building. If the actual occupancy of the Building is between 95% and 100%, then the actual occupancy percentage shall be used for this computation.

     4.05  COST OF LIVING ADJUSTMENT

     At the end of each Lease year during the Term, the Monthly Base Rent for the following Lease year shall be increased by three percent (3%) in accordance with the following formula (and shown on the Rent chart set forth below):

     (Annual Base Rent (net of the Base Operating Expense Factor set forth in Subsection 2.01(e)1 for the current Lease year x 1.03) + twelve = Monthly Base Rent for the following Lease year

                                 ANNUAL        MONTHLY
DATE(S)                        SQUARE FEET    BASE RENT    BASE RENT
----------------------------   -----------   -----------   ----------
      8/15/98 to 11/14198           12,944   $      0.00   $      000
     11/15/98 to 11/14/99           12,944   $239,463.96   $  19,955.33
     11/I5/99 to 11/14/00           12,944   $244,512.12   $  20,376.01
     11/15/00 to 11/14/01           12,944   $249,71I.72   $  20,809.31
     11115/01 to 11/14/02           12,944   $255,067.32   $  21,255.61
     11/15/02 to 11/30/03           12,944   $260,583.60   $  21,715.30

     The resulting figure will be the Monthly Base Rent for the following Lease year, and Lessee shall adjust its payments of Monthly Base Rent accordingly beginning on the first day of the first month in the following Lease year.

     4.06  INTENTIONALLY DELETED.

     4.07  LATE CHARGE.

     If Lessee fails or refuses to pay any installment of Rent when due, Lessor. at Lessor's option, shall be entitled to collect a late charge of five percent (5%) of the amount of the late payment to compensate Lessor for the additional expense involved in handling delinquent payments and not as interest; provided, however, that Lessee shall be allowed one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be subject to a late charge hereunder so long as the Rent then due is paid within five (5) days of the due date. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Lessor and Lessee, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Lessor under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder. If all Rent payable hereunder has been paid in full, any excess shall be refunded to Lessee, Lessee shall reimburse Lessor for any processing fees charged to Lessor as a result of Lessee's checks having been returned for insufficient finds.


                              ARTICLE 5 - SERVICES

     5.01  SERVICES.

     Lessor shall furnish Lessee while occupying the Leased Premises:

     (a) Subject to curtailment as required by governmental laws, rules or regulations, central heat and air conditioning in season, at such times as Lessor normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Lessor to be standard, but such service on Saturday afternoons, Sundays and holidays to be furnished only upon request of Lessee, who shall bear the entire cost thereof as provided in Exhibit F attached hereto; elevator service; and routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Lessor will furnish janitor service on a five (5) day week basis at no extra charge. Failure by Lessor to any extent to furnish these services, or any cessation thereof, resulting from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from its obligation to fulfill any covenant or agreement hereof. Should any of Lessor's equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence during normal business hours to repair same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

     (b) Proper electrical facilities to furnish sufficient power for personal computers, fax machines, desktop computer printers, calculating machines and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment which (singly) consumes more than 0.25 kilowatts per hour at a rated capacity or requires a voltage other than 120 volts single phase; provided, however, upon Lessee's written request and at Lessee s sole cost and expense, Lessor can provide 220 volt electric service to the Leased Premises. Lessee shall pay to Lessor, monthly as billed, such charges as may be separately metered or as Lessor's engineer shall reasonably compute for any electrical service usage in excess of that stated above. If Lessee uses any heat generating machines, equipment, fixtures or other devices of any nature whatsoever in the Leased Premises which affect the temperature otherwise maintained by the Building standard air conditioning, Lessee shall pay the additional cost necessitated by Lessee's use of such machines, equipment, fixtures or other devices, including the cost of installation of any necessary additional air conditioning equipment and the cost of operation and maintenance thereof.


                          ARTICLE 6 - USE AND OCCUPANCY

     6.01  USL

     The Leased Premises are to be used and occupied by Lessee (and its permitted assignees, subtenants, invitees, customers, and guests) solely for the purpose specified in Subsection 2.01(f)) with no more than one (1) person per two hundred fifty (250) square feet of space; provided, however, that Lessee may change such purpose upon Lessor's prior written agreement Lessee agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-arduous on account of fire or exposure to or interference from electromagnetic rays and/or fields, or permit anything to be done which would in any way increase the rate of fire insurance coverage on the Building and/or its contents. Lessee further agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.

     6.02  CARE OF THE LEASED PREMISES.

     Lessee shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Building and, at the termination of this Lease, by lapse of time or otherwise. Lessee shall deliver up the Leased Premises to Lessor in as a good condition as existed on the date of possession by Lessee, ordinary wear and tear excepted. Upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

     6.03  ENTRY FOR REPAIRS AND INSPECTION.

     Lessee shall, upon reasonable prior notice by Lessor, except in the case of an emergency, permit Lessor and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect and clean the same, make repairs, alterations and additions thereto, show the same to prospective tenants or purchasers. and for any other purpose as Lessor may deem necessary or desirable. Lessee shall not be entitled to any abatement or reduction of Rent by reason of any such entry. Any damage caused by Lessor in entering the Leased Premises shall be repaired at Lessor's cost and expense. Notwithstanding the foregoing, in the event of an emergency, when entry to the Leased Premises shall be necessary, and if Lessee shall not be personally present to open and permit entry into the Leased Premises, Lessor or Lessor's agent may enter the same by master key, code, card or switch, or may forcibly enter the same, without rendering Lessor or such agents liable therefor, and without, in any manner, affecting the obligations and covenants of this Lease.

     6.04  COMPLIANCE WITH LAWS; RULES OF BUILDING.

     Lessee shall comply with and Lessee shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all local, state and federal environmental laws, and the rules of the Building reasonably adopted and altered by Lessor from time to time, all of which Building rules will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee, its employees, contractors, agents, invitees and visitors. The initial rules of the Building are attached hereto as Exhibit D.

     6.05  ACCESS TO BUILDING.

     Subject to the terms and conditions set forth below and in this Lease, Lessee and its employees shall have access to the Building and the Leased Premises twenty-four (24) hours a day, three hundred sixty-five (365) days per year. Lessor shall have the right to limit access to the Building after normal business hours; provided, Lessor shall have no responsibility to prevent, and shall not be liable to Lessee for, and shall be indemnified by Lessee against, liability and loss to Lessee, its agents, employees and visitors, arising out of losses due to theft, burglary and damage and injury to persons and property caused by persons gaining access to the Building or Leased Premises, and Lessee waives and releases Lessor from all liability relating thereto. Lessor expressly reserves the right, in its sole discretion, to temporarily or permanently change the location of, close, block and otherwise alter any entrances, corridors, skywalks, tunnels, doorways and walkways leading to or providing access to the Building or any part thereof and otherwise restrict the use of same provided such activities do not unreasonably impair Lessee's access to the Leased Premises. Lessor shall not incur any liability whatsoever to Lessee as a consequence thereof. Such activities shall not be deemed to be a breach of any of Lessor's obligations hereunder. Lessor agrees to exercise good faith in notifying Lessee a reasonable time in advance of any alterations, modifications or other actions of Lessor under this Section.

     6.06  PEACEFUL ENJOYMENT.

     Lessor covenants that Lessee shall and may peacefully have, hold and enjoy the Leased Premises without interference from any party claiming by or through Lessor, subject to the terms of this Lease, provided Lessee pays the Rent and other sums required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of Lessor's interest in the Building. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises; provided, however, that Lessor shall use its best efforts to enforce the rules and regulations of the Building.

                ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS

     7.01  CONSTRUCTION.

     Prior to the start of the Term, Lessor shall, using Lessor's contractors and Building standard materials and finishes, make the alterations and complete the work as shown on (i) Exhibit C, which is attached hereto and incorporated herein by reference in its entirety, or (ii) the construction drawings to be prepared by Lessor's designer and agreed to by the parties and made a part hereof by reference (the "Tenant Improvements"). Any changes or modifications to the approved plan and drawings for the Tenant Improvements shall be made and accepted by written change order signed by Lessor and Lessee and shall constitute an amendment to this Lease. Lessor shall provide Lessee with an estimate of cost for any such change(s), and Lessee shall provide written notice to Lessor within ten (10) days of receipt of Lessor's estimate, whether to proceed with such change(s) or not. All additional costs necessitated by any such change order, if any, shall be paid by Lessee within ten (10) days of receipt of Lessor's invoice therefore.

     7.02  ALTERATIONS.

     Lessee shall make no alterations, installations, additions or improvements in, on or to the Leased Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All such work shall be designed and made in a manner, and by architects, engineers. workmen and contractors, satisfactory to Lessor. All alterations, installations, additions and improvements (including, without limitation, paneling, partitions. millwork and fixtures) made by or for Lessee to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Lessor at the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises; provided, Lessor may require Lessee to remove any or all of such items that are not Building standard upon the expiration or termination of this Lease or the termination of Lessee's right to possession of the Leased Premises; further provided, Lessor to notify Lessee, in writing, at least thirty (30) days prior to the expiration of the Lease of any such removal requirement, in order to restore the Leased Premises to the condition existing at the time Lessee took possession. Lessee shall bear the costs of removal of Lessee's property from the Building and of all resulting repairs thereto. All work performed by Lessee with respect to the Leased Premises shall: (a) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building; (b) comply with all Building safety, fire and other codes and governmental and insurance requirements; (c) not result in any usage in excess of Building standard of water, electricity, gas, heating, ventilating or air conditioning, (either during or after such work) unless prior written arrangements satisfactory to Lessor are entered into; (d) be completed promptly and in a good and workmanlike manner; (e) be performed in such a manner that does not cause interference or disharmony with any labor used by Lessor, Lessor's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and (f) not cause any mechanic's, materialman's or other similar liens to attach to Lessee's leasehold estate. Lessee shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Lessor or Lessor's rights, estates and interests with respect to the Building or this Lease in connection with any work done by or on behalf of Lessee, and Lessee shall indemnify and hold Lessor harmless against any such liens.

     7.03  REPAIRS BY LESSOR.

     Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs to Building standard improvements as may be deemed necessary by Lessor in the exercise of Lessor's good-faith judgment for normal maintenance operations. Non-Building standard leasehold improvements will, at Lessees written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge of fifteen percent (15%). Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Building and its systems (as opposed to those involving only Lessee's leasehold improvements), and all repairs, alterations and additions to Lessee's non-Building standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems, made by, for or on behalf of Lessee and any other tenants in the Building shall be made by Lessor or its contractor only, and, if on behalf of Lessee, shall be paid for by Lessee in an amount equal to Lessor's costs plus fifteen percent (15%). Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

     7.04  REPAIRS BY LESSEE.

     Lessee shall, at its own cost and expense, repair or replace any damage or injury done to its leasehold improvements or any other part thereof caused by Lessee or Lessee's agents, contractors, employees, invitees, and visitors. If Lessee fails to make such repairs or replacements to its leasehold improvements promptly, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof plus a charge of fifteen percent (15%) to the Lessor on demand. Any damage or injury to the Leased Premises or the base Building and its systems (as opposed to those involving only Lessee's leasehold improvements) and any damage or injury to Lessee's leasehold improvements which affects the Building's structural components or major mechanical, electrical or plumbing systems caused by Lessee, its agents, contractors, employees, invitees and visitors, shall be repaired or replaced by Lessor, but at Lessee's expense plus a charge of fifteen percent (15%).


          ARTICLE S - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

     8.01  CONDEMNATION.

     If all or substantially all of the Leased Premises is taken by virtue of eminent domain or far any public or quasi-public use or purpose, this Lease shall terminate on the date the condemning authority takes possession. If only a part of the Leased Premises is so taken, or if a portion of the Building not including the Leased Premises is taken, this Lease shall, at the election of Lessor, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Lessee within thirty (30) days after the date of such taking of possession or
(ii) continue in lull force and effect as to that part of the Leased Premises not so taken and Rent with respect to any portion of the Leased Premises taken or condemned shall be reduced or abated on a square footage basis. All proceeds payable from any taking or condemnation of all or any portion of the Leased Premises and the Building shall belong to and be paid to Lessor, and Lessee hereby expressly assigns to Lessor any and all right, title and interest of Lessee now or hereafter arising in and to any such awards. Lessee shall have no, and waives any, claim against Lessor and the Condemnor for the value of any unexpired term.

     8.02  DAMAGES FROM CERTAIN CAUSES.

     Lessor and Lessee each shall not be liable or responsible to the other for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition order of governmental body or authority, or any cause beyond such party's control, and Lessor shall not be liable to Lessee for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

     8.03  FIRE CLAUSE

     In the event of a fire or other casualty in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If at least twenty-five percent (25%) of the Leased Premises or the Building is destroyed by fire or other casualty, Lessor shall have the right to terminate this Lease or to repair the Leased Premises with reasonable dispatch, subject to delays resulting from adjustment of the loss and any other cause beyond Lessor's reasonable control; provided, Lessor shall not be required to repair or replace any furniture, furnishings or other personal property which Lessee may be entitled to remove from the Leased Premises or any installations in excess of Building standard. Lessor shall provide written notice to Lessee within thirty (30) days after the date of any casualty as to Lessor's election to terminate or repair. The notice shall provide Lessor's reasonable estimate as to whether the repair or restoration can be completed within ninety (90) days after the date of such notice. In the event Lessor's notice provides that repair or restoration will take more than ninety (90) days from the date of such notice, Lessee shall have the right to terminate this Lease, provided that Lessee must deliver written notice of its election to terminate within ten (10) days after receipt of Lessor's notice thereof. If Lessee fails to deliver such notice in the time period specified above, Lessee shall be deemed to have waived its right to terminate. Until Lessor's repairs are completed the Rent shall be abated in proportion to the portions of the Leased Premises, if any, which are untenantable or unsuited for the conduct of Lessee's business, and Lessor will use reasonable efforts to assist Lessee in securing a temporary space in the event Lessee is forced to relocate from the Building during the time Lessor completes its repairs to the Building. Notwithstanding anything contained in this Section, Lessor shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition and Lessor shall not be required to expend more funds than the amount received by Lessor from the proceeds of any insurance carried by Lessor. Further notwithstanding, in the event the

Building is untenantable as defined as condemned by the City of Raleigh, North Carolina, either party may terminate this Lease.

     8.04  INSURANCE POLICIES.

     (a) Lessee shall, at its expense, maintain (i) standard fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures made by Lessee: and (ii) a policy or policies of comprehensive general liability insurance, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $2,000,000.00 for personal injury or death in any one occurrence and of not less than $l,000,000.00 for property damage in any one occurrence. In the event Lessee shall change the use of the Leased Premises from that set forth in Subsection 2.01(i), and such change warrants an increased level of insurance, then Lessor shall have the right to request Lessee to carry such greater limits of liability coverage as Lessor may reasonably deem necessary. All insurance policies required to be maintained by Lessee shall (a) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North Carolina, (b) have all premiums fully paid on or before the due dates, (c) name Lessor as an additional insured, and (d) provide that they shall not be cancelable and/or the coverage thereunder shall not be reduced without at least ten (10) days advance written notice to Lessor. Lessee shall deliver to Lessor certified copies of all policies or certificates of insurance in a form satisfactory to Lessor not less than thirty (30) days prior to the Commencement Date or the expiration of current policies.

     (b) Lessor shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Leased Premises, in the amount of the full replacement value thereof, providing standard property protection against all perils included within the classifications of fire, extended coverage, vandalism, and malicious mischief.

     8.05  HOLD HARMLESS.

     Subject to the provisions of Section 8.06, neither party shall be liable to the other party or its respective agents, servants, employees, contractors, customers or invitees, for any damage to person or property caused by any act, omission or neglect of such party and its respective agents, servants, employees, contractors, customers or invitees, including any claims which may be made for compensation or damages based upon exposure to or interference from electromagnetic rays and/or fields emanating from the Leased Premises, and each party hereby agrees to indemnify and hold harmless the other party and its partners, members, managers, agents, directors, officers, and employees from all liability and claims for any such damage, including, without limitation, court costs, attorneys' fees and costs of investigation. Any indemnification and hold harmless obligation is expressly conditioned on the following: (i) that the indemnifying party shall be notified in writing promptly of any such claim or demand, and if said claim or demand is made by a third party; (ii) that the indemnifying party shall have sole control of the defense of any action or settlement or compromise; and (iii) that Lessor and Lessee shall cooperate with each other in a reasonable way to facilitate the settlement or defense of such claim or demand.

     8.06  WAIVER OF SUBROGATION RIGHTS.

     Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives to the extent that such waiver will not invalidate any insurance policy maintained by Lessor or Lessee nor increase any premiums thereon, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, members, managers, servants, partners, shareholders, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 8.04 hereof, to the extent that such loss or damage is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, members, managers, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurers of Lessor and Lessee do not permit such a waiver without an appropriate endorsement to such party's insurance policy, Lessor and Lessee covenant and agree to notify the insurers of the waiver set forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

     8.07  LIMITATION OF LESSOR'S PERSONAL LIABILITY.

     Lessee agrees to look solely to Lessor's interest in the Building and the Land for the recovery of any judgment against Lessor, and Lessor, its partners, members, managers, officers, directors and employees, shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of liability insurance maintained by Lessor.


         ARTICLE 9 - LESSOR'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION

     9.01  INTENTIONALLY DELETED.

     9.02  DEFAULT BY LESSEE.

     If Lessee shall default in the payment of any Rent or other sum to be paid by Lessee under this Lease when due; provided, however that Lessor shall not declare Lessee in default so long as any Rent due is paid within five (5) days of the due date. Lessor's obligation to provide Lessee with such five (5) day notice shall not affect Lessee's obligation to pay any late charges set forth in
Section 4.07. If Lessee shall default in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform under this Lease and such default shall continue for thirty (30) days after written notice to Lessee; or the interest of Lessee under this Lease shall be levied on under execution or other legal process; or any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations; or any petition shall be filed or other action taken to reorganize or modify Lessee's debts or obligations: or any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure; or Lessee is declared insolvent according to law; or any assignment of Lessee's property shall be ioade for the benefit of creditors; or if a receiver or trustee is appointed for Lessee or its property; or Lessee shall vacate or abandon the Leased Premises or any part thereof at any time during the Term for a period of fifteen (15) or more continuous days; or Lessee is a corporation and Lessee shall cease to exist as a corporation in good standing in the State of its incorporation; or Lessee is a partnership or other entity and Lessee shall be dissolved or otherwise liquidated; then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided, no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing). Thereupon, at Lessor's option and in addition to all other rights and remedies provided at law or in equity, Lessor may terminate this Lease and repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (a) the cost of recovering the Leased Premises (including reasonable attorneys' fees and costs of suit), (b) the unpaid rent earned at the time of termination, (c) the present value (discounted at the rate of eight percent (18%) per annum) of the balance of the rent for the remainder of the Term less the present value (discounted at the same rate of the fair market rental value of the Leased Premises for said period, (d) the amount of any unamortized leasing commissions or any allowances or concessions previously made by Lessor to Lessee, (e) any other sum of money, and damages owed by Lessee to Lessor and (f) interest on (a) (b) (c) (d) and (e) above at the rate of the lesser of eighteen percent (18%) per annum or the highest rate allowed by applicable law.

     9.03  NON WAIVER.

     Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default and Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

     9.04  ATTORNEY'S FEES.

     Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provisions of this Lease or for any other judicial remedy, the prevailing party shall be entitled to receive from the non-prevailing party all actual reasonable attorneys' fees and all court costs in connection with said proceeding.

     9.05  SUBORDINATION; ESTOPPEL CERTIFICATE.

     This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to all mortgages which may now or hereafter encumber or affect the Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages; provided, at the option of any such lessor or mortgagee, this Lease shall be superior to the lease or mortgage of such lessor or mortgagee. Consistent with this Section, Lessee agrees, however, to execute and return any estoppel certificate, consent subordination, non-disturbance and attornment agreement or other agreement reasonably requested by any such lessor or mortgagee, or by Lessor, within ten (10) days after receipt of same. The form of such estoppel certificate is attached hereto as Exhibit E. Lessee shall, at the request of Lessor or any mortgagee of Lessor secured by a lien on the Building or any lessor to Lessor under a ground Lease of the Building, furnish such mortgagee and/or lessor with written notice of any default or breach by Lessor at least sixty (60) days prior to the exercise by Lessee of any rights and/or remedies of Lessee hereunder arising out of such default or breach.

     9.06  ATTORNMENT.

     If any ground or similar lease or mortgage is terminated or foreclosed, Lessee shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute such reasonable instrument(s) requested by Lessor from time to time confirming such attornment. In the event of such a termination or foreclosure and upon Lessee's attornment as aforesaid, Lessee will automatically become the tenant of the successor to Lessor's interest without change in the terms or provisions of this Lease; provided, such successor to Lessor's interest shall not be bound by
(i) any payment of rent for more than one month in advance except prepayments for security deposits, if any, or (ii) any amendments or modifications of this Lease made without the prior written consent of such lessor or mortgagee.


                      ARTICLE 10 - ASSIGNMENT AND SUBLEASE

     10.01  ASSIGNMENT OR SUBLEASE.

     Lessee shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Leased Premises or any plan thereof, or allow any person other than Lessee, its employees, agents, servants and invitees, to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Lessor, such consent not to be unreasonably withheld, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute a default under this Lease. Lessee agrees that it shall be deemed reasonable for Lessor to deny consent to any proposed assignee or subtenant based on the following criteria: (a) in the case of an assignment, current financial statements indicate a net worth of less than five million dollars ($5.000.000) based on Generally Accepted Accounting Principals; (b) a proposed assignee's or subtenant's business will impose a burden on the facilities, common areas, parking or utilities that is greater than imposed by Lessee; (c) the use of the Leased Premises by the proposed assignee or subtenant would be in conflict with Lessor's rights or obligations to other tenants (existing or future) in the Building, (i): to a competitor of Smith Barney Inc., or a discount stock brokerage firm, or a firm that is engaged primarily in the securities brokerage business, or a competitor of Medical Mutual Insurance Company of North Carolina, or a firm that is engaged primarily in the insurance brokerage business), or will not be within the Permitted Use, as defined in this Lease; and (d) Lessor has ever evicted or been involved in litigation or has other past bad experiences with the proposed assignee or subtenant. Notwithstanding the foregoing, in no event shall Lessee assign this Lease or sublease the Leased Premises to any entity engaged in the commercial real estate business, property management or the brokerage, ownership or development of competitive properties. Lessor's consent to any assignment or sublease hereunder does not constitute a waiver of its right to consent to any further assignment or sublease. If Lessee desires to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall serve Lessor written notice of such desire at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor rejects (a) to terminate this Lease as to the space so affected as of the date so specified by Lessee, in which event Lessee shall be relieved of all further obligations hereunder as to such space, or (b) to permit Lessee to assign this Lease or sublet such space (provided, however, if Lessor refuses to consent to an assignment to a particular entity and subsequently consents to a sublease with such entity, and the rent agreed upon between Lessee and sublessee is greater than the Monthly Base Rent that Lessee is obligated to pay Lessor, Lessee is entitled to keep any such excess amount), or (c) to refuse to consent to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises, such consent shall not be unreasonably withheld and shall be based on the guidelines set forth in Section 10.01. Lessor shall notify Lessee in writing of any such election within the thirty (30) day period. Lessee agrees to pay Lessor's actual reasonable attorney's fees, not to exceed Five Hundred Dollars ($500.00), associated with Lessor's review and documentation of any requested assignment or sublease hereunder regardless of whether Lessor consents to any such assignment or sublease. No subletting by Lessee shall relieve Lessee of any oblations under this Lease, and Lessee shall remain fully liable hereunder. If Lessee is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, any change in a majority of the voting rights or other controlling rights or interests of Lessee shall he deemed an assignment for the purposes hereof. Lessee shall also have the right to assign the Lease, without giving rise to Lessor's right to terminate the Lease, to (a) any entity resulting from a merger or consolidation with Lessee; (b) any entity succeeding to the business and assets of Lessee; and (c) any subsidiary or affiliate of Lessee with the same net-worth value and credit-worthiness of Lessee. Notwithstanding the foregoing, Lessor hereby gives its consent to the assignment of the Lease to Virata Acquisition Sub., Inc. (to be renamed RSA Communications, Inc.), a newly formed. wholly-owned subsidiary of Virata, Ltd., Inc., a United Kingdom corporation.

     10.02  ASSIGNMENT BY LESSOR.

     Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Section
6.06 and Section 8.07 hereof) no further liability or obligation shall thereafter accrue against Lessor under this Lease.


                     ARTICLE 11 - NOTICES AND MISCELLANEOUS

     11.01  NOTICES.

     Except as otherwise provided in this Lease, any statement, notice, or other communication which Lessor or Lessee may desire or is required to give to the other shall be in writing and shall be deemed sufficiently given or rendered if hand delivered or if sent by registered or certified mail, postage prepaid, return receipt requested, or Federal Express or similar overnight courier with evidence of delivery, to the addresses for Lessor and Lessee set forth in Subsection 2.01(k) or at such other address(es) as either party shall designate from time to time by ten (10) days prior written notice to the other party.

     11.02  MISCELLANEOUS.

     (a) This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its legal representatives and successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. Pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     (b) All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a North Carolina contract, and all of the terms thereof shall be construed according to the laws of the State of North Carolina.

     (c) This Lease may not be altered changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Lessor" or the "Lessee" hereunder or such party or its counsel is the draftsman of this Lease.

     (d) The terms and provisions of Exhibits A-1 described herein and attached hereto are hereby made a part hereof for all purposes provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

     (e) If Lessee is a corporation, partnership or other entity, Lessee warrants that all consents and approvals required of third parties (including, without limitation, its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Lessee has the right and authority to enter into and perform its covenants contained in this Lease.

     (f) Whenever in this Lease there is imposed upon Lessor the obligation to use its best efforts, reasonable efforts or diligence, Lessor shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Lessor extreme financial or other business burdens.

     (g) Any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     (h) If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     (i) Lessor and Lessee each agrees not to handle, store or dispose of any hazardous or toxic waste or substance at the Project which is prohibited by any federal, state, or local statutes, ordinances or regulations. Lessor and Lessee each hereby covenants to indemnify and hold the other party, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or cleanup costs arising out of Lessor's or Lessee's, as the case may be, use, handling, storage or disposal of any such hazardous or toxic wastes or substances at the Project.

     (j) Lessee or Lessor may record this Lease or any memorandum thereof, in a form attached hereto as Exhibit.

     (k) Lessor agrees to provide Lessee with 4 parking spaces per 1,000 square feet of space within the Leased Premises at no additional charge, which shall include three (3) reserved, covered parking spaces at no charge to Lessee. Lessee agrees to notify Lessor promptly of any additional parking needs which shall be handled on a case-by-case basis.

     (l) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Lessee (as measured by the June 7, 1996, BOMA standard for measuring OFFICE AREA), multiplied by a common area percentage factor.

     (m) Lessor agrees to pay to the Broker(s) named in Subsection 2.01 (1), a real estate brokerage commission only as set forth in separate listing and/or commission agreement(s) between Lessor and the named Broker(s). Lessor and Lessee each hereby represent and warrant to the other that they have not employed any other agents, brokers or other parties in connection with this Lease, and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.

     (n) Lessee understands and agrees that the Property Manager for the Building is the agent of Lessor and is acting at all times in the best interest of Lessor. Any and all information pertaining to this Lease that is received by the Property Manager shall be treated as though received directly by Lessor.

     (o) This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     (p) Lessee shall have the right to have its name placed on a monument sign to be erected at the main driveway to the Building, provided the City of Raleigh, North Carolina permits Lessor to design, install and maintain such monument sign, and further provided Lessee shall be responsible for all cost and expense of having its name installed on any such monument sign.


           ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

     12.01  ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.

     LESSEE AGREES THAT THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES AND ALL PRIOR CORRESPONDENCE, MEMORANDA, AGREEMENTS AND UNDERSTANDINGS (WRITTEN AND ORAL) ARE MERGED INTO AND SUPERSEDED BY THIS LEASE AND THERE ARE AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES MADE BY LESSOR IN CONNECTION WITH THIS LEASE, LESSEE FURTHER AGREES THAT THERE ARE NO, AND LESSEE EXPRESSLY WAIVES ANY AND ALL WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE.

     IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.


                              LESSOR:

                              Lake Partners, L.L.C., a North Carolina limited liability Company
                              (SEAL)

                              By:  Capital Associates Limited Partnership,
                                   a North Carolina limited liability company
                                   (SEAL)

                              By:  /s/ Hugh D. Little    (SEAL)
                                   ----------------------
                                   Hugh D. Little. General Partner


                              LESSEE:

                              RSA Communications, Inc., a Delaware corporation.


                              By  /s/ Munther Qubain

                              Name:  Munther Qubain
                              Title: President

     (Corporate Seal)

     Attest:

     By:

                                  EXHIBIT A-2

                                   THE LAND
                                   ---------



Lying and being in the City of Raleigh, Wake County, North Carolina, and being more particularly described as follows:

     Beginning at a point located at the intersection of the southeastern right-of-way line of Spring Forest Road and the southern right-of-way line of Ridgefield Drive; runs thence with the southern right-of-way line of Ridgefield Drive: South 59 degrees 00 minutes 00 seconds East 98.81 feet to a point, South 62 degrees 24 minutes 35 seconds East 100.00 feet to a point, and in a generally easterly direction along a curve to the left (said curve having an exterior chord bearing and distance of South 72 degrees 21 minutes 05 seconds East 82.22 feet) having a radius of 380.00 an arc distance of 82.38 feet to a point; runs thence leaving the southern right-of-way line of Ridgefield Drive South 04 degrees 53 minutes 57 seconds East 176.85 feet to a point; runs thence South 49 degrees 53 minutes 57 seconds East 17.21 feet to a point; runs thence in a generally southeasterly direction along a curve to the left (said curve having an exterior chord bearing and distance of South 49 degrees 53 minutes 57 seconds East 110.00 feet) having a radius of 55.00 feet an arc distance of
     172.79 feet to a point; runs thence South 27 degrees 36 minutes 36 seconds East 215.64 feet to a point in the line of that property now or formerly belonging to Northbend; runs thence with the northern line of that property now or formerly belonging to Northbend, North 88 degrees 53 minutes 41 seconds West 818.63 feet to a point; runs thence North 01 degree 34 minutes 34 seconds West 6.67 feet to a point in the southeastern right-of-way line of Spring Forest Road; runs thence with the Southeastern right-of-way line of Spring Forest Road in a generally northeasterly direction along a curve to the left (said curve having an exterior chord bearing and distance of North 35 degrees 20 minutes 19 seconds East 275.53 feet) having a radius of 1,821.07 feet an arc distance of 275.79 feet to a point; continues thence with the southeastern right-of-way line of Spring Forest Road North 31 degrees 00 minutes 00 seconds East 346.59 feet to a point, and in a generally northeasterly direction along a curve to the right (said curve having an interior chord bearing and distance of North 31 degrees 47 minutes 22 seconds East 31.83 feet) having a radius of 1, 155.00 feet an arc distance of 31.83 feet to the point and piece of Beginning, containing
     5.814 acres as shown on that plat entitled Plat of Survey for Linpro North Carolina Offices II Limited, dated October 27, 1986, and prepared by Murphy Yells Associates, Registered Land Surveyors.

                                   EXHIBIT B


                   ACCEPTANCE OF LEASED PREMISES MEMORANDUM
                   ----------------------------------------

Lessor and Lessee hereby agree that:

1. Except for those items shown on the attached "punch list", which Lessor shall use reasonable efforts to remedy within ______________ (___) days after the date hereof, Lessor has fully completed the construction work required of Lessor under the terms of the Lease.

2. The Leased Premises are tenantable, Lessor has no further obligation for construction (except as specified above), and Lessee acknowledges that the Leased Premises are satisfactory in all respects.

3. The Commencement Date of the Lease is hereby agreed to be _______________, 19__.

4. The Expiration Date of the Lease is hereby agreed to be _______________, 19__.

     All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

     Agreed and Executed this ____ day of __________________, 19__.


                             LESSEE:

                             RSA Communications, Inc., a Delaware corporation

                             By:_____________________________________________
(Corporate Seal)
                             Name: __________________________________________

                             Title: _________________________________________


Attest:

By: ____________________

                                   EXHIBIT C

                              TENANT IMPROVEMENTS
                              -------------------

700 Spring Forest Road, Suite 100
Raleigh, North Carolina 27609

Improvements by Lessor pursuant to the construction drawings dated 6/10/98, as submitted by Lessee:

1.  Install Building standard walls.
2.  Install Building standard doors and hardware.
3.  Install Building standard acoustical hung ceiling throughout.
4.  Install Building standard recessed fluorescent light fixtures.
5. Install Building standard electrical switches, receptacles and voice data jacks.
6. Install Building standard plumbing, sink, shelving, and cabinetry in break room and file-fax-copy room.
7.  Furnish and install projection screen in conference room.
8.  Install Building standard carpet and vinyl composite tile throughout.
9.  Paint walls with Building standard paint throughout.
10. All appliances to be furnished by Lessee.

Construction drawings for the Leased Premises dated 6/10/98 titled T-1, T-2, A-0 through A-7; P-1 and P-2, M-1 and M-2 and E-1, E-2 and E-3 are attached hereto.

                                   EXHIBIT D

                                BUILDING RULES
                                --------------
     (1) The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used by Lessee, or the employees, agents, servants, visitors or licensees of Lessee, for any purpose other than ingress and egress to and from the Leased Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Leased Premises without the prior written consent of Lessor.

     (2) No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Lessor, and then only upon having been scheduled in advance; provided, however, Lessee may receive normal, daily deliveries from an overnight courier (ie: Federal Express), without Lessor's prior approval.

     (3) Lessor shall have the right to prescribe the weight, position and manner of installation of safes, concentrated filing/storage systems or other heavy equipment which shall, if considered necessary by Lessor, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Lessee's office equipment being on the Leased Premises shall be repaired at the expense of
Lessee: provided, however, if Lessee follows Lessor's guidelines for the moving and installation of safes, concentrated filing/storage systems or other heavy equipment. Lessee shall not be responsible for any damage to the Building. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior written approval by Lessor.

     (4) Lessee shall use no other method of heating or cooling than that supplied by Lessor.

     (5) Lessee, and the employees, agents, servants, visitors, or licensees of Lessee, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building. No animals, except for dogs trained to assist disabled persons, shall be brought or kept in or about the Leased Premises or the Building without the prior written consent of Lessor .

     (6) Lessor shall have the right to prohibit any advertising by Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising. Lessor shall have the right to use Lessee's name in advertising announcements.

     (7) Lessee shall not place, or cause or allow to be placed, any sign or lettering whatsoever, in or about the Leased Premises except in and at such places as may be designated by Lessor and consented to by Lessor in writing. All lettering and graphics on corridor doors and walls shall conform to the Building standard prescribed by Lessor. No trademark shall be displayed on corridor doors and walls in any event, except on any floor fully leased by Lessee. Lessee may display trademarks on interior walls and doors of the Leased Premises. Lessor shall provide and maintain an alphabetical directory board in the ground floor lobby of the Building.

     (8) Canvassing, soliciting or peddling in the Building is prohibited and Lessee shall cooperate to prevent same.

     (9)  Subject to the provisions of Section 6.05, Lessor shall have the right
                                      ------------
to exclude any person from the Building other than during customary business hours, and any person in the Building shall be subject to identification by employees and agents of Lessor. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Lessee desires any additional security services for the Leased Premises, Lessee shall have the right (only with the advance written consent of Lessor) to obtain such additional services at Lessee's sole cost and expense. Lessee shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage.

     (10) Only workmen employed, designated or approved by Lessor may be employed for repairs, installations, alterations, painting, moving company and other similar work that may be done to the Leased Premises.

     (11) Lessee shall not do any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverage to its employees or to others, nor shall Lessee provide any vending machines without the prior written consent of Lessor. Lessee may, however, operate coffee bars by and for its employees and invitees. Notwithstanding the foregoing, Lessee shall be permitted to install the following in the breakroom of the Leased Premises: a microwave oven and up to three (3) vending machines.

     (12) Lessee shall not bring or permit to be brought or kept in or on the Leased Premises any inflammable, combustible, corrosive, caustic, poisonous, toxic or explosive substance or any substance deemed to be a hazardous substance under applicable environmental laws, or cause or permit any odors to permeate or emanate from the Leased Premises.

     (13) Lessee shall not mark, paint, drill into or in any way deface any part of the Building or the Leased Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct. Lessee shall not install coat hooks or identification plates on doors nor any resilient tile or similar floor covering in the Leased Premises except with the prior written approval of Lessor. The use of cement or other similar adhesive material is expressly prohibited.


     (14) Lessee shall not place any additional locks or bolts of any kind on any door in the Building or the Leased Premises or change or alter any lock on any door therein in any respect. Lessor shall furnish Lessee with up to twenty-five (25) keys, or more as requested by Lessee for additional employees, for doors to and within the Leased Premises. Lessor shall also furnish Lessee with as many access card keys to the Building as requested, at no additional charge; provided however, there will be a charge to Lessee to replace lost or stolen access card keys. Lessee shall not make any duplicate keys. Lessor shall, upon request by Lessee, and at Lessor's sole cost and expense, provide Lessee with additional, duplicate door keys to and within the Leased Premises. All keys shall be returned to Lessor upon the termination of the Lease, and Lessee shall give to Lessor the explanation of the combination of all safes, vaults and combination locks in the Leased Premises. Lessor may at all times keep a pass key to the Leased Premises. All entrance doors to the Leased Premises shall be left locked when the Leased Premises are not in use.

     (15) Lessee shall give immediate notice to Lessor in case of theft, unauthorized solicitation or accident in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of an known emergency in the Building.

     (16) Lessee shall place a water-proof tray under all plants in the Leased Premises and shall be responsible for any damage to the floors and/or carpets by over-watering such plants.

     (17) Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Lessor's prior written permission.

     (18) Lessee shall not use or permit any portion of the Leased Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease .

     (19) Lessee shall not advertise for laborers giving the Leased Premises as an address, nor pay such laborers at a location in the Leased Premises.

     (20) Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from the management office in the Building.

      (21) Lessee shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Lessee which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Leased Premises to such a degree as to be objectionable to Lessor or which interfere with the use or enjoyment by other tenants of their leased premises or the public portions of the Building shall be placed and maintained by Lessee, at Lessee's expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

     (22)   Intentionally deleted.

     (23) No solar screen materials, awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Leased Permises within the Building may be installed be Lessee.


     (24) Lessee shall not place, install or operate within the Leased Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Lessor.


     (25) No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     (26) For purposes of the Lease, holidays shall be deemd to mean and include the following: (a) New Year's Day; (b) Good Friday; (c) Memorial Day;
(d) Independence Day; (f) Thanksgiving day and the Friday following; and (g) Christmas Day.

     (27)   Lessee shall at all times keep the Leased Premises neat and orderly.

     (28)   Intentionally deleted.

     (29) Lessor reserves the right to rescind, add to and amend any rules or regulations, to add new rules or regulations, and to waive any rules or regulations with respect to any tenant or tenants, provided such new rules or requlations do not materially affect the operation of Lessee's business.

     (30)   Corridor doors, when not in use, shall be kept closed.

     (31) All permitted alteratons and additions to the Leased Premises must conform to applicable building and fire codes.

Lessee shall obtain approval from the office of the Building with respect to any such modifications and shall deliver "as-built" plans therefor to the office of the Building on completion.

    (32) It is the intent of both Lessor and Lessee that any portion of the Leased Premises visible to the public hold a high quality professional image at all times. If, at any time during the Term, Lessor or Lessor's agent deems such visible area to hold less than a high quality professional image, Lessor will advise Lessee of desired changes to be made to such area to conform to the intent of this paragraph. Within three working days, Lessee will cause the desired changes to be made, or present Lessor with a plan for accomplishing such changes. Lessee shall have such additional time as is reasonably required to implement the plan, not to exceed 2 months; provided, however, that if Lessee is not diligently pursuing the plan for accomplishing such changes within ten working days, Lessor will provide draperies or blinds for the glassed area at Lessee's expense; Lessee will keep such draperies or blinds closed at all times.

          The carpet and wall coverings, which are to be located in the lobby of any Leased Premises that are visible to the public, must be consistent in color and style with the carpet and wall coverings located in the lobby area of the Building, and must be approved by Lessor prior to installation.

    (33) The Building has been designated a "non-smoking" building. Lessee and its employees, agents, servants, visitors and licensees are prohibited from smoking in the common areas both inside and outside of the Building, except in those areas designated as smoking areas. Lessee may designate the Leased Premises a "non-smoking" area.

    (34) Lessee shall not play nor permit the playing of loud music in the Leased Premises or common areas.

    (35) No firearms, whether concealed or otherwise, shall be allowed in the Building at any time.

                                   EXHIBIT E


                         FORM OF ESTOPPEL CERTIFICATE
                         ----------------------------


The undersigned ___________________________________________ ("Lessee"), in
consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby certifies to _______________________________________ ("Lessor"), (the holder or prospective holder of any mortgage covering the property) (the "Mortgagee") and (the vendee under any contract of sale with respect to the Property) (the "Purchaser") as follows:

1. Lessee and Lessor executed a certain Lease Agreement (the "Lease"), dated _________________, 19__, covering the ___________ floor(s) shown attached on the plan annexed hereto as Exhibit A-1 (the "Leased Premises") in the building
                       -----------
located in the ___________________________ known as and by the street number _______________________________ (the "Building"), for a term commencing on
__________________, 19__, and expiring on ______________________________.

2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

3. Lessee has accepted and is now in possession of the Leased Premises and is paying the full Rent under the Lease.

4. The Base Rent payable under the Lease is $___________ per month. The Base Rent and all Additional Rent and other charges required to be paid under the Lease have been paid for the period up to and including ____________________.

5. Lessee had paid to Lessor the sum of $0.00 as security deposit under the Lease.

6. No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

7. All work required under the Lease to be performed by Lessor has been completed to the full satisfaction of Lessee.

8. There are no defaults existing under the Lease on the part of either Lessor or Lessee.

9.   There is no existing basis for Lessee to cancel or terminate the Lease.

10. As of the date hereof, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

11. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Leased only and is subordinate to the rights of the holder of all first lien mortgages on the Building and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defenses against enforcement of the Lease.

12. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale. Any such claims are not offsets to or defense against enforcement of the Lease.

13. Lessee affirms that any claims pertaining to matters in existence at the time Lessee took possession and which are known to or which were then readily ascertainable by Lessee shall be enforced solely by money judgment and/or specific performance against the Lessor named in the Lease and may not be enforced as an offset to or defense against enforcement of the Lease.

14. There are no actions, whether voluntary or otherwise, pending against or contemplated by Lessee under the bankruptcy laws of the United States or any state thereof.

15. There has been no material adverse change in Lessee's financial condition between the date hereof and the date of the execution and delivery of the Lease.

16. Lessee acknowledges that Lessor has informed Lessee that an assignment of Lessor's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

17. Lessee acknowledges that Lessor has informed Lessee that Lessor has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.

  18. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property and/or to disburse additional funds to Lessor under the terms of its agreement with Lessor, knowing that said Purchaser and Mortgagee rely upon the truth of this certificate in making and/or maintaining such purchase or mortgage or disbursing such funds, as applicable.

  19. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.


                                LESSEE:

                                RSA Communications, Inc., a Delaware corporation

                                By:____________________________________________
  (Corporate Seal)
                                Name:__________________________________________

                                Title:_________________________________________

                                Date:__________________________________________

  Attest:

  By: _______________________

                                   EXHIBIT F

                                 HVAC SCHEDULE
                                ---------------

     Subject to the provisions of Section 5.01 of the Lease and excluding
                                  ------------
holidays, Lessor will furnish Building standard heating, ventilating and air conditioning between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and Saturdays beween 8:00 a.m. and 1:00 p.m. Upon request of Lessee made in accordance with the rules and requlations for the Building, Lessor will furnish air conditioning and heating at other times (that is, at times other than the specified above), in which event Lessee shall reimburse Lessor for furnishing such services on the following basis:


     Lessee shall reimburse Lessor at the rate of Twenty and No/10 Dollars ($20.00) per hour which is activated to provide the requested air conditioning or heating service; provided, such rate is based upon the "Kilowatt Hour rate"(as hereinafter defined) for electricity as of January 1, 1995 (the "Base Rate"), and if and when the Kilowatt Hour Rate increases over the Base Rate, the aforesaid rate of Twenty and No/100 Dollars ($20.00) per hour thereof shall automatically increase proportionately. For example, if the Kilowatt Hour Rate increases by 10% over the Base Rate, said rate shall automatically increase by 10%. The "Kilowatt Hour Rate" shall mean the actual average cost per kilowatt hour charged by the public utilities providing electricity to the Building, or if said public utilities shall cease charging for electricity on the basis of a kilowatt hour, the Kilowatt Hour Rate shall mean the actual average cost per equivalent unit of measurement substituted therefor by said public utilities. The Base Rate is hereby stipulated to be $.0600 per kilowatt hour.

                                   EXHIBIT G

                                RENEWAL OPTION
                                --------------

     As long as Lessee is not in default in the performance of its covenants under this Lease at the time of exercise of this renewal option or at the time of commencement of the renewal, Lessee is granted the option to renew the Term of this Lease for a period of five (5) additional years ("Renewal Term"), to commence at the expiration of the initial Term of this Lease. Lessee shall exercise its option to renew by delivering written notice of such election to Lessor at least twelve (12) months prior to the expiration of the initial Term. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the prevailing Market Base Rent Rate (defined below) for similar space in the Building at the time the Renewal Term commences, but in no event less than the Base Rent plus Additional Rent that Lessee is then paying under the terms of this Lease, (b) Lessee shall have no option to renew this Lease beyond the expiration of the Renewal Term, (c) Lessee shall not have the right to assign its renewal rights to any sublessee of the Leased Premises, nor may any such sublessee exercise such renewal rights, and (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

    As used in this Lease, the term "Market Base Rent Rate" shall mean the annual rental rate then being charged in Raleigh, North Carolina for space comparable to the space for which the Market Base Rent Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, base rent, base operating expense factor, tenant improvement allowance, definition of net rentable area, leasehold improvements provided, quality and location of the applicable building, rental concessions (such as abatements or Lease assumptions) and the time the particular rate under consideration became effective). It is agreed that bona fide written offers to lease the Leased Premises or comparable space made to Lessor by third parties (at arm's-length) may be used by Lessor as an indication of Market Base Rent Rate.

    Whenever in this Lease a provision calls for a rental rate to be, or be adjusted to, the Market Base Rent Rate, Lessee shall continue to pay Base Rent and the Additional Rent as provided in this Lease.

                                   EXHIBIT H

                             Intentionally Deleted

                                   EXHIBIT I


                              MEMORANDUM OF LEASE
                              -------------------


WHEN RECORDED MAIL TO:
________________________
________________________
________________________

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                              MEMORANDUM OF LEASE
                              -------------------

This Memorandum of Lease is by and between Lake Partners, L.L.C., a North
                                                                  -------
Carolina limited liability company ("Lessor") and RSA Communications, Inc., a
----------------------------------
Delaware corporation ("Lessee"), pursuant to which Lessor, for consideration, the receipt and sufficiency of which are hereby acknowledged, has demised to Lessee, and Lessee has accepted such demise from Lessor, the Leased Premises upon the following terms:

     Date of Lease: _______________________, 1998

     Description of Premises: approximately 12,944 square feet of space (as shown on Exhibit A-I, which is attached hereto) located in Suite 100 in the
              -----------
     building known as Lake Plaza West and located at 700 Spring Forest Road, Raleigh, North Carolina 27609 (this "Building").

     Term: 5 years and 3 months

     Target Commencement Date: August 15, 1998

     Target Expiration Date: November 30, 2003

     Renewal Option: One (1) five (5) year term.

     The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed and all terms of which are incorporated into this Memorandum of Lease by reference.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

                             LESSOR:

                             Lake Partners, L.L.C., a North Carolina limited liability company (SEAL)

                             By: Capital Associates Limited Partnership, a North Carolina limited partnership, its Manager (SEAL)

                             By:___________________________________(SEAL)
                                  Hugh D. Little, General Partner


                             LESSEE:

                             RSA Communications, Inc., a Delaware corporation

                             By:_______________________________________________
(Corporate Seal)
                             Name: ____________________________________________

                             Title: ___________________________________________
Attest:

By:    _________________

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

Lessor:

STATE OF NORTH CAROLINA

COUNTY OF ___________________


I, _________________________, a Notary Public for said County and State, certify that _______________________ personally came before me this day and acknowledged the due execution of the foregoing instrument on behalf of said _______________.

Witness my hand and official seal, this _______ day of ________________, 19__.


My commission expires: _____________________, 19__.

_______________________________________           (Official Seal)
Notary Public



Lessee: (if a corporation)

STATE OF NORTH CAROLINA

COUNTY OF ___________________


I, ______________________, a Notary Public for said County and State, certify that __________________, personally came before me this day and acknowledged that he/she is __________________ Secretary of ______________________, and that by authority duly given and as the act of the corporation the foregoing instrument was signed in its name by its President, sealed with its corporate seal, and attested by him/her as its _______________ Secretary.

Witness my hand and official seal, this __________ day of ______________, 19__.


My commission expires: ________________________, 19__.

__________________________________               (Official Seal)
Notary Public


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